Exhibit 10.1

December 18, 2020

Ideanomics, Inc.

4 Drive-in Movie Theater Park, No. 21 Liangmaqiao Road, Chaoyang District,

Beijing, P.R.C. 100125

Attn: Legal Department

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Convertible Note Purchase Agreement, dated as of June 28, 2018 (the “Note Purchase Agreement”) by and between Ideanomics, Inc., formerly known as Seven Stars Cloud Group, Inc., a corporation incorporated under the laws of Nevada (the “Company”) and Advantech Capital Investment II Limited, an exempted company incorporated and existing under the laws of the Cayman Islands (the “Purchaser”), and to that certain Convertible Bond issued by the Company for the benefit of the Purchaser in connection with the Note Purchase Agreement (the “Bond” and, with the Note Purchase Agreement, the “Instrument”). Capitalized terms used herein shall, unless otherwise indicated, have the respective meanings set forth in the Instrument.

The Company has advised the Purchaser that it desires to repay in full all remaining obligations thereunder, including, but not limited to, all expenses, fees and other charges owing by the Company to the Purchaser, and to terminate the Instrument.

(a)                Purchaser hereby confirms that the aggregate outstanding, accrued and unpaid principal, interest and fees and any other obligations and liabilities owed by the Company to the Purchaser under the the Instrument as of December 18, 2020 (the “Computation Date”) are as follows (such amount, the “Payoff Amount”):

Principal, interest, fees, costs and expenses:	$14,512,787.00

Payoff Amount (as of the Computation Date):	$14,512,787.00

The Purchaser hereby instructs the Company to pay or cause to be paid by wire transfer the Payoff Amount in accordance with the following wire instructions:

Bank Name: Silicon Valley Bank

Routing/ABA: 121140399

Account #:  3302393721

Account Name: Advantech Capital Investment II Limited

(b)                Effective immediately without any further action on the part of any of the parties hereto upon: (x) payment of the Payoff Amount in accordance with the conditions set forth above, and (y) receipt by the Purchaser of a fully executed counterpart of this letter agreement signed by the Company:

(i)                 the Instrument will be deemed automatically terminated (except with respect to any provisions in the Instrument and this letter that by their express terms survive repayment and/or termination of the Instrument) and each of the parties thereto will have no further rights or obligations under the Instrument (except those rights and obligations that by their express terms survive repayment and/or termination of the Instrument); and

Advantech Capital Investment II Limited

December 18, 2020

(ii)               Purchaser agrees to promptly deliver to the Company the cancelled Bond marked “PAID IN FULL”.

(c)                THIS LETTER AGREEMENT WILL BE GOVERNED BY AND CONSTRUCTED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK Without giving effect to the principles of conflict of Laws thereof.

(d)                This is the entire agreement between the parties with respect to the subject matter of this letter agreement. There are no other agreements or understandings, written or oral, express or implied. This letter agreement may be executed in several counterparts (and by each party on a separate counterpart), each of which when so executed and delivered will be an original, but all of which together will constitute one agreement. This letter agreement may be executed and delivered by facsimile or portable document format (.PDF), and the production of a facsimile or portable document format counterpart will have the same force and effect as production of an originally executed counterpart for all purposes.

[signature page follows]

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Very truly yours,

Advantech Capital Investment II Limited

By:	/s/ Ho Fung Yee
Name:	Ho Fung Yee
Title:	Finance Controller

Accepted and agreed to by the undersigned

as of the date first set forth above:

IDEANOMICS, INC.

By:	/s/ Alfred P. Poor
Name:	Alfred P. Poor
Title:	Chief Executive Officer

[Signature Page to IDEX-Advantech Payoff Letter]